UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Blount International, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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On December 14, 2015, Blount International, Inc. distributed the following presentation to certain senior managers to present to their respective teams:

Potential Change in Ownership Information December 14, 2015  Helping our customers get their job done right.  Blount International

Safe-Harbor Statement and Other Disclaimers CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS “Forward looking statements” in this presentation, including without limitation statements regarding the proposed transaction, the expected timetable for completing the proposed transaction, Blount’s “outlook,” “expectations,” “beliefs,” “plans,” “indications,” “estimates,” “anticipations,” “guidance” and their variants, as defined by the Private Securities Litigation Reform Act of 1995, are based upon available information and upon assumptions that Blount believes are reasonable; however, these forward looking statements involve certain risks and should not be considered indicative of actual results that Blount may achieve in the future. There are a number of factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, in particular, among other things, the ability to consummate the proposed transaction in the time frame expected by the parties or at all; any conditions imposed on the parties in connection with the consummation of the proposed transactions; the ability to obtain requisite regulatory approvals on the proposed terms and schedule; the ability to obtain Blount shareholder approval and the satisfaction of the other conditions to the consummation of the proposed transaction; the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers and customers; the ability of third parties to fulfill their obligations  relating to the proposed transaction, including providing financing under current financial market conditions; and the other factors and financial, operational and legal risks or uncertainties described in Blount’s public filings with the SEC, including the “Risk Factors” and “Forward Looking Statements” sections of Blount’s Annual Report on Form 10-K for the year ended December 31, 2014 and subsequent Quarterly Reports on Form 10-Q. Blount disclaims any intention or obligation to update or revise any forward-looking statements as a result of developments occurring after the date of this document except as required by law. IMPORTANT ADDITIONAL INFORMATION This communication may be deemed to be solicitation material in respect of the proposed acquisition of Blount by American Securities LLC and P2 Capital Partners, LLC.  In connection with the proposed acquisition, Blount plans to file relevant materials with the SEC, including Blount’s Proxy Statement in preliminary and definitive form.  Before making any voting decision, Blount shareholders are urged to read all relevant documents filed with the SEC, including Blount’s proxy statement when it becomes available, because they will contain important information about the proposed transaction and the parties to the proposed transaction.  Investors and security holders are able to obtain the documents (once available) free of charge at the SEC’s website at www.sec.gov, or free of charge from Blount on the Investor Relations Page of its corporate website at http://www.blount.com, or by directing a request to Blount International, Inc., Investor Relations, 4909 SE International Way, Portland, Oregon 97222. PARTICIPANTS IN SOLICITATION Blount and its directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from Blount shareholders with respect to the proposed transaction.  Information about Blount’s directors and executive officers is set forth in Blount’s Proxy Statement on Schedule 14A for its 2015 Annual Meeting of Stockholders, which was filed with the SEC on April 21, 2015. Information concerning the interests of Blount’s participants in the solicitation, which may, in some cases, be different than those of Blount’s shareholders generally, is set forth in the materials filed by Blount with the SEC, and  will be set forth in the proxy statement relating to the proposed transaction when it becomes available. Investors should read such materials carefully before making any voting or investment decision.

Mission, Vision, Values, and Strategic Initiatives Mission Create long-term value for our shareholders through profitable growth, by building an enduring organization driven by a performance-oriented culture of continuous improvement and a relentless focus on providing our customers with quality parts and equipment.  Vision Be the supplier of choice for professional quality parts and equipment that help our customers get their job done right. Values – P4 Business Beliefs Is all about our PEOPLE Creating innovative and quality PRODUCTS Providing excellence in PERFORMANCE Generating sustainable and growing PROFITS Strategic Initiatives. CONNECT. INNOVATE. PERFORM Help our customers get their job done right.

Summary of Contemplated Transaction Blount shareholders to receive $10.00 per share in cash, an 86% premium to the December 9, 2015 closing stock price Independent members of Blount’s Board of Directors unanimously approved the proposed transaction based upon the unanimous recommendation of a Special Committee, which was also comprised of independent directors and advised by its own financial and legal advisors The proposed transaction will deliver immediate value to Blount’s shareholders and provide us with additional flexibility to execute our strategic plan 50-day “Go-Shop” Period The merger agreement includes a 50-day “Go-Shop” period which runs through January 28, 2016 Designed to maximize value for shareholders The financial advisors of the Special Committee (Greenhill) and the Board (Goldman Sachs) will actively solicit alternative proposals to acquire Blount that generate greater value for shareholders. Break-up Fees Merger agreement provides that Blount will pay a termination fee of $7.3 million if the agreement is terminated in connection with a superior proposal first received on or before March 9, 2016 and $14.7 million otherwise.

Timeline* December 10, 2015 Announcement that Blount entered into a definitive agreement to be acquired by American Securities and P2 Capital Partners Around December 31, 2015 Preliminary proxy filing January 28, 2016 End date for “Go-Shop” period Around January 31, 2016 Definitive proxy filing Soon after a 20 business day waiting period following the mailing of the definitive proxy Shareholder vote Soon after the vote, if shareholders vote to approve the proposal (assuming regulatory approvals) Transaction closes *Preliminary and subject to change due to a variety of factors. Assumes, among other things, no superior proposals are received and no SEC review of the proxy statement.

Key Benefits to Blount Going Forward American Securities and P2 intend to support our existing businesses and long-term strategy “Out of the Public Eye” – Fewer costs and resources Sarbanes-Oxley requirements Public filings required of publicly traded companies Other regulatory requirements No material increase in debt

An Introduction to American Securities and P2 American Securities is a leading middle- market private equity firm with one of the most consistent track records in the industry of building successful, enduring businesses. They provide management partners with the best financial platform and operational support to facilitate the execution of long-term growth strategies. Quick Facts More than $13.0 Billion of assets under management (AUM) Invests in North American-based companies with revenues between $500 million and $2 billion Headquartered in New York City P2 Capital Partners is a hedge fund manager focused on generating long-term capital appreciation by owning significant stakes in high-quality public companies. The firm employs a private equity-like approach to investing in small-cap public companies, including PIPE and LBO transactions where appropriate within the portfolio. Quick Facts Nearly $1.0 billion of assets under management (AUM) Headquartered in New York City Founded in 2006

Conclusion While the ownership will change, we will continue to support our: People, Values, and Culture Mission, Vision, and Long-term Strategy Connect. Innovate. Perform. Help our customers get their job done right. Divisions/Businesses – FLAG, FRAG, and CCF

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